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                                                                    EXHIBIT 10.3

                             PHOENIX NETWORK, INC.

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                            SERIES F PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT

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                                OCTOBER 20, 1995


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                             PHOENIX NETWORK, INC.
                            SERIES F PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT



         THIS SERIES F PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is made as of October 20, 1995, by and among PHOENIX NETWORK, INC., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   SECTION 1

           PURCHASE AND SALE OF SERIES F PREFERRED STOCK AND WARRANTS

         1.1 COMMITMENT TO PURCHASE SERIES F PREFERRED. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the number of shares (collectively, the "Shares") of Series F Preferred Stock, par value $0.01 per share, of the Company (the "Series F Preferred"), specified opposite such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A, for the cash purchase price of Ten Dollars ($10.00) per share.

         1.2 COMMITMENT TO PURCHASE WARRANTS. The Company agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase a warrant (collectively, the "Warrants"), substantially in the form attached hereto as Exhibit B, to purchase the number of shares of common stock of the Company, par value $.001 per share (the "Common Stock"), set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A at a purchase price of $0.01 per share. The exercise price of each Warrant shall be $3.00 per share of Common Stock represented by such Warrant, as adjusted pursuant to the terms of such Warrant.

                                   SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing for the purchase and sale of the Shares and the Warrants (the "Closing") shall be held at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, Suite 2000, San Francisco, California on October 20, 1995 at 10:00 a.m., or at such other time and place as the Company and a majority in interest of the Purchasers mutually agree (the "Closing Date").


                                       1.
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         2.2     CLOSING.  At the Closing, the Company will deliver to each
Purchaser certificates registered in the name of such Purchaser or its designee representing the number of Shares purchased by such Purchaser and a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser's name in the Schedule of Purchasers attached hereto as Exhibit A, against payment of the applicable purchase price therefor in the amount specified in the Schedule of Purchasers by check or wire transfer payable to the order of the Company.

         2.3 ADDITIONAL CLOSINGS. If less than all of the authorized shares of Series F Preferred are purchased at the Closing, the Company may, at any time until thirty (30) days after the Closing, sell and issue the balance of the authorized but unissued Series F Preferred, under purchase agreements substantially similar to this Agreement, at an additional closing or closings (hereinafter the "Additional Closing") at the same price per share as the Series F Preferred purchased and sold at the Closing. The purchasers of such remaining Series F Preferred shall be deemed "Purchasers" and such shares of Series F Preferred purchased by them shall be deemed "Series F Preferred" for the purposes of this Agreement. The Additional Closings of the purchase and sale of the Series F Preferred hereunder shall take place at such time and place as the Company and the additional Purchasers may agree. In the event that Additional Closings pursuant to this Agreement occur, the term "Closing" with respect to such later sales of Series F Preferred shall refer to such later closing or closings and the term "Closing Date" shall refer to the date on which each such closing or Closings occur.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Warrants, to perform its obligations under the terms of this Agreement and the Warrants and to issue and sell the Shares, the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").


         3.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock of which 14,246,954 shares are issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of Preferred Stock consisting of 300,000 authorized shares of Series A Preferred Stock of which 101,750 shares are issued and outstanding, 200,000 authorized shares of Series B Preferred Stock of which 126,250 shares are


                                       2.
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issued and outstanding, 1,000,000 authorized shares of Series C Preferred Stock of which 1,000,000 shares are issued and outstanding, 666,666 shares of Series D Preferred Stock of which 333,333 shares are issued and outstanding, 100,000 authorized shares of Series E Preferred Stock of which 55,893 shares are issued and outstanding and 1,200,000 authorized shares of Series F Preferred Stock, _________ of which will be issued and outstanding immediately after the Closing. Each share of Series A Preferred Stock is convertible into 4.132 shares of Common Stock, subject to certain antidilution provisions; each share of Series B Preferred Stock is convertible into 6.667 shares of Common Stock, subject to certain antidilution provisions; each share of Series C Preferred Stock is convertible into two shares of Common Stock; each share of Series D Preferred is convertible into one share of Common Stock and each share of Series E Preferred Stock is convertible into four shares of Common Stock. All of the issued and outstanding capital stock of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for the Preferred Stock, the Warrants and as set forth on Schedule 3.3 hereto, there are no options, warrants, calls, subscriptions, conversion or other rights or agreements obligating the Company to issue any shares of its capital stock or any other securities. All of the outstanding shares of Common Stock (and options and warrants to purchase Common Stock), Preferred Stock and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws.


         3.4 AUTHORIZATION. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the authorization, sale and issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares) and the adoption, execution and filing of the Certificate of Designations for the Series F Preferred with the Secretary of State of the State of Delaware, in the form of Exhibit C hereto (the "Certificate of Designations"), have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company. This Agreement is, and the Warrants upon execution and delivery will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to enforceability as to laws of general application relating to bankruptcy, insolvency, the relief of debtors and to general principles of equity. The Shares, the Conversion Shares and the Warrant Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens, claims or encumbrances; provided, however, that the Shares, the Conversion Shares and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Neither the issuance, sale or delivery of the Shares or the Warrants nor the issuance or delivery of the Conversion Shares or the Warrant Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         3.5 DISCLOSURE. The Company has previously delivered to each of the Purchasers documents and other communications and information related to the business of the Company. These documents have been prepared by the management of the Company in a good faith effort to describe the Company's business and markets. None of such documents, nor any representation or warranty by the Company contained in this Agreement, nor any other statement



                                       3.

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or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby by the Company (when read together) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made; except that no representation whatsoever is made with respect to any projections that have been or may be presented to any Purchaser.

         3.6 VIOLATIONS. The Company is not in violation of, has not been charged with violating, nor to the best of the Company's knowledge, is it under investigation with respect to a possible violation of, any federal, state, local or foreign law, statute, rule, governmental regulation, or order, relating to the business and operations of the Company, to the extent such violation would have a material adverse effect on the Company's business or operations.

         3.7 CONFLICTS. The execution and delivery of this Agreement and the other documents to be executed and delivered in connection herewith do not, and the fulfillment and compliance by the Company with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby (including the issuance of the Shares, the Warrants, the Conversion Shares and the Warrant Shares (collectively the "Securities")) will not (i) conflict with any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company; (ii) violate any provisions of, or require any consent, authorization or approval under, any law, rule or regulation or any judicial decision, order, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to, the Company; (iii) violate, result in a breach of, or constitute a default under any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company is a party or by which it or its properties are bound; or (iv) result in the creation of any tax, charge, lien or encumbrance of any kind whatsoever on any of the properties or assets of the Company.

         3.8     OTHER REPRESENTATIONS AND WARRANTIES.

                 (a) The Company has filed all federal income tax returns and all other federal and state tax returns which are required to have been filed and has paid all taxes which are required to have been paid. The Company has not been advised that any federal income tax returns of the Company have been, or will be, examined or audited by the Internal Revenue Service.

                 (b) The Company is not in default or alleged default under any lease, license, contract or agreement to which the Company is a party or by which the Company is bound, to the extent such default would have a material adverse effect on the Company's business or operations.

                 (c) The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental body or entity, and the Company has complied with all laws, rules, regulations and orders which are applicable to the Company or its business as presently conducted, to the extent any such default or noncompliance would have a material adverse effect on the Company's business or operations. The Company has all


                                       4.

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necessary permits, licenses and other authorizations required to conduct its business as conducted and proposed to be conducted. To the best of the Company's knowledge, there is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company from or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

                 (d) Except as set forth in Schedule 3.8(d) attached hereto, no litigation, proceedings, investigations, arbitrations or claims are pending or, to the best knowledge of the Company, threatened against the Company, its officers or directors, or any of the Company's assets or properties, or which question the validity of this Agreement or any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and the Company does not know of any basis for any such litigation, proceedings, investigations, arbitrations or claims.

                 (e) For at least the past twenty-four (24) months, the Company has filed all proxy statements, schedules and reports required to be filed by it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of such reports when filed contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements or facts contained therein not misleading, except to the extent any such report was corrected by a subsequently filed report. The Company has delivered to the Purchasers true, complete and accurate copies of all Forms 10-K and 10-Q.

                 (f) Assuming the truth and accuracy of certain representations and warranties of the Purchasers contained herein, the issuance of the Shares and the Warrants by the Company to the Purchasers complies with all federal and state securities laws and is not required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other state or federal securities laws.

                                   SECTION 4

                           INVESTMENT REPRESENTATION

         Each Purchaser hereby represents and warrants (with respect to itself only) to the Company as follows:

         4.1 EXPERIENCE. Purchaser is experienced in evaluating and investing in companies such as the Company.

         4.2 INVESTMENT. Purchaser is acquiring the Shares and the Warrants for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Securities in any transaction that would be in violation of the securities laws of the United States of America or


                                       5.

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any state thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4.3 RULE 144. Purchaser acknowledges that, because they have not been registered under the Securities Act, the Securities may not be sold or transferred unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities of the Company, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         4.4 ACCESS TO DATA. Purchaser has been furnished with such materials and has been given access to such information relating to the Company as it or its professional advisor has requested and it has been afforded the opportunity to ask questions regarding the Company and the Shares and Warrants, all as it has found necessary to make an informed investment decision.

         4.5 INVESTOR STATUS. Purchaser is either an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act, or by reason of its business or financial experience, or the business or financial experience of its professional advisor, it has the capacity to protect its own interests in connection with this transaction, and is able to bear the economic risk of losing its entire investment in the Shares and the Warrants.

                                   SECTION 5

                CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING

         The obligation of each Purchaser to purchase the Shares and the Warrants at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions to the extent not waived by each
Purchaser:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true, correct and complete when made, and shall be true, correct and complete on the Closing Date with same force and effect as if made on and as of the Closing Date.


                                       6.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 OPINION OF COUNSEL. The Purchasers shall have received an opinion of Cooley Godward Castro Huddleson & Tatum in substantially the form of Exhibit C attached hereto.

         5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.6 LAWS AND REGULATIONS. At the Closing, the purchase of the Shares and the Warrants to be purchased by such Purchaser hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation of which the Company or a Purchaser is aware,
(ii) shall not subject such Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (iii) shall be permitted by the laws and regulations of the jurisdictions to which such Purchaser is subject.

         5.7 CONSENTS AND PERMITS. The Company shall have obtained all consents, permits and authorizations, and made all filings and declarations required in connection with the performance by the Company of the transactions to be performed at or prior to the time of Closing by the Company pursuant to this Agreement.

         5.8 NO MATERIAL JUDGMENT OR ORDER. There shall not be any judgment or order of a court or competent jurisdiction or any ruling of any governmental agency which would prohibit the sale or issuance of the Shares and the Warrants or subject the Company or such Purchaser to any material penalty in the event of the sale or issuance of the Shares and the Warrants.

         5.9 CERTIFICATE OF DESIGNATION. The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

         5.10 STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed by the Company and each Purchaser.


                                       7.

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                                   SECTION 6

                 CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING

         The Company's obligation to sell the Shares and the Warrants at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions to the extent not waived by the Company:

         6.1 REPRESENTATIONS CORRECT. The representations made by each Purchaser in Section 4 hereof shall be true, correct and complete when made, and shall be true, correct and complete on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         6.2 NO MATERIAL JUDGMENT OR ORDER. There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any governmental agency which would prohibit the sale or issuance of the Shares or the Warrants or subject the Company or any Purchaser to any material penalty in the event of the sale or issuance of the Shares or the Warrants.

         6.3 STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed by each Purchaser.

                                   SECTION 7

                                CONFIDENTIALITY

         7.1 CONFIDENTIALITY. Each Purchaser agrees that, except as required by law or regulation or legal or judicial process upon the advice of counsel, he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information (which information shall be so identified at the time of disclosure thereof to each Purchaser) that such Purchaser has obtained in connection with this investment or may obtain after the date hereof relating to the Company unless such information is or becomes publicly known or unless the Company gives its written consent to the Purchaser's release of such information, except that no such written consent shall be required (and Purchaser shall be free to release such information) if such information is to be provided to Purchaser's lawyer, accountant, or to an officer, director or partner of a Purchaser, provided that the Purchaser shall inform the recipient of the confidential nature of such information, and shall cause the recipient to treat the information as confidential.

                                   SECTION 8

                              REGISTRATION RIGHTS

         8.1 CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:


                                       8.

                 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 "HOLDER" shall mean any holder of outstanding Shares or Warrants or Registrable Securities.

                 The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                 "REGISTRABLE SECURITIES" means shares of the Company's Common Stock (i) issued or issuable pursuant to the conversion of the Shares or exercise of the Warrants or (ii) issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares, the Warrant Shares or such Common Stock, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person in a transaction registered under the Securities Act or a transaction pursuant to Rule 144, in which his rights under this Section 8 are not transferred.

                 "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 8.2 hereof, including, without limitation, all registration and filing fees, transfer taxes, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, its independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "SELLING EXPENSES" shall mean any fees of counsel for the Holder, and all underwriting discounts and selling commissions applicable to the sale of such Registrable Securities.

         8.2     DEMAND REGISTRATION AND DIVIDEND REGISTRATION.

                 (a) If at any time after six (6) months from the date hereof, Holders in excess of fifty percent (50%) of the Registrable Securities (an "Initiating Holder") request (a "Request") in writing that the Company effect a registration, the Company will:

                          (1)     give written notice of the proposed
registration to all other Holders within ten (10) days after a Request; and


                                       9.

                          (2)     use its best efforts to effect as soon as
practicable (but in no event later than sixty (60) days after the Request), such registration (including, without limitation causing a registration statement with respect thereto to be declared effective and obtaining appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

                 provided, however, that the Company shall not be obligated to take any action to effect any such registration (or any related qualification or compliance) pursuant to this Section 8.2(a):

                               (i)         in any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                              (ii)         if prior to receiving the Request,
the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence and in good faith to effect such offering, in which case the Company may defer the filing (but not the preparation) of a registration statement for the requested registration and any required qualification or compliance in connection therewith for a period of ninety (90) days after the effective date of the Company's registration statement, provided, however, a deferral for effecting a registration pursuant to this Section 8.2(a)(ii) shall be lifted, and the requested registration shall be effected, if the proposed registration for the Company's account is abandoned; or

                             (iii)         after the Company has effected three
registrations pursuant to this Section 8.2(a), and each such registration has been declared or ordered effective and no stop order, injunction, or other order is issued interfering with such registration.

                 Subject to the foregoing clauses (i) through (iii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable (but in no event later than thirty (30) days) after receipt of a Request.

                 (b) The Company may require, as a condition precedent to its obligations under this Section 8.2, that all Holders participating in a registration effected pursuant to this Section 8.2 so participate through a single broker reasonably satisfactory to the Company.


                                      10.

                 (c) The Company may include securities for its own account (or for the account of other stockholders) in such registration if the number of Registrable Securities that would otherwise have been included by the Holders in such registration and underwriting will not thereby be limited.

         8.3 REGISTRATION OF DIVIDEND SHARES. No later than ten (10) days prior to the payment of a dividend to holders of Series F Preferred in shares of the Company's Common Stock (a "Dividend Payment Date"), the Company shall effect a registration (including, without limitation causing a registration statement with respect thereto to be declared effective and obtaining appropriate qualification under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) to permit and facilitate the distribution of any and all of the shares of Common Stock to be distributed on such Dividend Payment Date.

         8.4 FURTHER LIMITATIONS ON REGISTRATIONS. All Holders proposing to distribute their securities through an underwriting effected pursuant to
Section 8.2 shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding Section 8.2(a), if the Company and the underwriter determine that marketing factors require a limitation of the number of shares to be underwritten in an offering pursuant to
Section 8.2(a), the underwriter may exclude some or all Registrable Securities from any such registration and underwriting. In such case, the Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in such registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from any underwriting pursuant to Section 8.2(a) by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting as a result of any such limitation imposed by such underwriter, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

         8.5     PIGGYBACK REGISTRATION.

                 (a) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating


                                      11.

solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to Commission Rule 145 or a similar transaction, the Company will (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company.

                 (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 8.5(a). In such event the right of any Holder to registration pursuant to this Section 8.5 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights. Notwithstanding any other provision of this Section 8.5, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "Underwriter Cutback"). In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof (including those holders who are exercising their demand registration rights) on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires a cut-back of the Holders, then the number of shares that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         8.6 EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by the Company and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         8.7 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to Sections 8.2,
8.3 or 8.5, the Company will keep each Holder advised in writing as to the initiation of each registration (and any related


                                      12.

qualification and compliance) and as to the completion thereof. At its expense the Company will use its best efforts to:

                 (a) Keep such registration (and any related qualification or compliance) effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                 (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         8.8     INDEMNIFICATION.

                 (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to Sections 8.2, 8.3 or 8.5, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration (or related qualification or compliance) or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration (or related qualification or compliance), and will reimburse each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

                 (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration (or related qualification or compliance) is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement (or related qualification or compliance), each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (or related qualification or compliance documents), or any omission (or alleged


                                      13.

omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                 (c)      Each party entitled to indemnification under this
Section 8.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.8 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         8.9 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration (or related qualification or compliance) referred to in this Section 8.

         8.10 TRANSFER OF REGISTRATION RIGHTS. The rights granted under Sections 8.2, 8.3 and 8.5 may be assigned or otherwise conveyed by any Holder to its stockholders, partners or former partners (or their estates), or to any transferee who acquires shares of Registrable Securities; provided in each case, that the Company is given written notice by such transferee at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of Section 8 of this Agreement.


                                      14.

                                   SECTION 9

                     POST-CLOSING COVENANTS OF THE COMPANY

         9.1 RESERVE SUFFICIENT SHARES FOR THE CONVERSION SHARES AND WARRANT SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series F Preferred and the exercise of the Warrants and otherwise complying with the terms of this Agreement, the Warrants and the Certificate of Designations, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series F Preferred and the exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series F Preferred and the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such numbers of shares as shall be sufficient for such purposes. The Company agrees to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series F Preferred or exercise of the Warrants or the issuance of the Dividend Shares.

         9.2 NEGATIVE COVENANTS. So long as 240,000 shares of Registrable Securities are outstanding, the Company agrees that it will not take any of the following actions set forth below without the consent of each of the Series F Directors (as defined in the Stockholders Agreement); provided, however, if such directorships remain vacant for a period of 30 days following notice of such vacancy to the holders of the Registrable Securities, then no consent shall be required.

                 (a) LIMITATION ON ADDITIONAL INDEBTEDNESS. The Company will not and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (as hereinafter defined); provided, however, that the Company may incur up to an aggregate of Twenty Million Dollars ($20,000,000) in Indebtedness. "Indebtedness" means (i) any liability of the Company or any subsidiary (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or a similar instrument, (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (3) for the balance deferred and unpaid of the purchase price for any property (except for any such balance that constitutes a trade payable in the ordinary course of business), or (4) for the payment of money relating to a lease that is required to be classified as a capital lease obligation in accordance with GAAP; and (ii) any liability of others described in clause (i) that the Company or any subsidiary has guaranteed, that is recourse to the Company or any subsidiary or that is otherwise the legal liability of the Company or any subsidiary.

                 (b) LIMITATION ON SENIOR PREFERRED STOCK; PARI PASSU STOCK; REDEEMABLE STOCK. The Company will not issue any Preferred Stock that ranks prior to or on a parity with


                                      15.

the Series F Preferred as to dividends or upon liquidation, dissolution or winding up of the Company, and the Company will not issue or permit any subsidiary to issue any redeemable capital stock.

                 (c) LIMITATION ON REPURCHASE. Except as contemplated hereby, the Company will not, and will not permit any subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any of the Company's subsidiaries, other than capital stock that is acquired pursuant to an employee stock repurchase program or other employee stock repurchase rights held by the Company.

                 (d) LIMITATIONS ON ACQUISITIONS, MERGER OR SALE OF SUBSTANTIALLY ALL ASSETS. The Company shall not and shall not permit any subsidiary to acquire all or substantially all of the assets or capital stock or voting securities of, or equity interests in, any other Person or to consolidate with, merge with or into, or transfer, directly or indirectly by lease, assignment, sale or otherwise, all or substantially all of its assets, in one transaction or a series of related transactions to, any Person or to enter into any agreement to do any of the foregoing. Notwithstanding the foregoing, the consent of the Series F Directors shall not be required in (i) any acquisition of assets with an aggregate purchase price of less than $500,000 provided such acquisition is not part of a series of transactions which would require consent hereunder or (ii) any transaction where the holders of Series F Preferred receive securities of the acquiring corporation with substantially identical terms to the Series F Preferred outstanding immediately prior to the completion of the transaction. "Person" as used herein shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any affiliate group of the foregoing.

                                   SECTION 10

                                 MISCELLANEOUS

         10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         10.2 SURVIVAL. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation made by any Purchaser or the Company and shall survive the closing of the transactions contemplated hereby indefinitely.

         10.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or


                                      16.

in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least sixty-six and two third percent (66 2/3%) in interest of the of the outstanding Registrable Securities (including shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants). Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

         10.5 EFFECT OF AMENDMENT OR WAIVER. Each Purchaser acknowledges that by the operation of Section 10.4 hereof the holders of at least sixty-six and two thirds percent (66 2/3%) in interest of the outstanding Registrable Securities (including shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants) will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement.

         10.6 RIGHTS OF PURCHASERS. Each holder of the Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or such Securities, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Securities with respect to exercising or refraining from exercising any such right or rights.

         10.7 EXCULPATION AMONG PURCHASERS. Except as set forth in Section 4.5, each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling person, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

         10.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective five (5) days after mailed by first-class, registered, or certified mail, postage prepaid, or upon delivery if delivered by hand or by messenger or a courier delivery service or upon confirmation of receipt thereof if sent by facsimile or other similar transmission, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, (i) at the address set forth below or at such other address as the Company shall have furnished to each Purchaser and each such other holder in writing and (ii) with a copy to David R. Lee, Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, Suite 2000, San Francisco, California 94111.


                                      17.

         10.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         10.10 STATE CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED OR REGISTERED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA NOR WITH THE APPLICABLE AUTHORITIES OF ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR REGISTRATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION OR REGISTRATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY AND NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION OR REGISTRATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION OR REGISTRATION BEING AVAILABLE.

         10.11 FINDERS' FEES. Each party represents that it has not retained the services of any finder or broker, and that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible. Each party will indemnify the others for damages resulting from claims arising from the non-payment or reporting of any brokers' or finders' fees that should have been paid or reported by such party hereunder.

         10.12 EXPENSES. Except where expressly provided otherwise, the Company and each Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be


                                      18.

enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         10.14 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                      19.

         The foregoing Series F Preferred Stock and Warrant Purchase Agreement is hereby executed as of the date first above written.

PHOENIX NETWORK, INC.                       PURCHASER:


                                            ----------------------------

By:                                         By:
    -----------------------------------         -------------------------------
          Wallace M. Hammond
          President and
          Chief Executive Officer

ADDRESS:

         550 California Street, 11th Floor
         San Francisco, CA  94104

                                      20.

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE
Aaron P. Acker                   5,000         50,000
404 Sequoya Drive
Anniston, AL  36206

Mr. John Brickner                5,000         50,000
Brickner Family Ltd.
237 Sugarberry Circle
Houston, TX 77024

Mike Burford                    10,000        100,000
4229 Choctow Trail
Anniston, AL 36206

Robert E. Hennington            10,000        100,000
P.O. Box 748
Madisonville, LA 70447

Mark Lewis                      10,000        100,000
123 South Railroad Blvd.
Brookhaven, MS 39601

Mr. Gerald Acker                 2,500         25,000
P.O. Box 157
Anniston, AL 36202

Mr. Carl Aycock                 10,000        100,000
123 South Railroad Ave.
Brookhaven, MS 39601

Mr. Danny Dunnaway               5,000         50,000
123 South Railroad Avenue
Brookhaven, MS 39601

J.E. & J.W. Hudson Rentals       5,000         50,000
Mr. Woodley Hudson
South Prentis Shopping Center
Highway 42
Prentiss, MS 39474

Albert Hennington                5,000         50,000
1018 5th Street
Wesson, MS 39191


                                       1.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE

T.W. Hickman, Jr.                2,500         25,000
817 Highway 51 South
Brookhaven, MS 39601

Jack Koson                       5,000         50,000
P.O. Box 754
Avon, CO 81620

John E. Lynch                    2,500         25,000
400 East Capitol St., #101
Jackson, MS 39201

Tom L. Moak                      5,000         50,000
425 S. Jackson Street
Brookhaven, MS 39601

Ronald B. Pruet, Jr.             5,000         50,000
10817 Long Shadow Lane
Houston, TX 77024

James A. Rowell, Jr.            10,000        100,000
(via Smith Barney/Chemical)
PAR Minerals Corp.
220 Travis Street, Ste. 500
Shreveport, LA 71101

Robert C. Sansing               20,000        200,000
6200 Pensacola Blvd.
Pensacola, FL 32505

Robert E. Simmons                5,000         50,000
624 Briarwood Drive
Columbia, MS  39429

James H. Stribling, D.D.S.      10,000        100,000
517 S. Church Street
Brookhaven, MS  39601

Dr. Kary G. Whitehead, M.D.      5,000         50,000
4702 18th Avenue
Meridan, MS  39305

Sims & Sims                     13,500        135,000
100 Sims Road
Hattiesburg, MS  39401


                                       2.

NAME AND ADDRESS OF            NUMBER OF      PURCHASE     WARRANTS     WARRANT
    PURCHASER                   SHARES         PRICE                     PRICE

Randy Wallace                    5,000         50,000
 & John Harvey
814 Main Street, Suite 303
Columbia, MS  39429

Nicholson & Co.                  5,000         50,000
(via Smith Barney)
(see John Harvey)

George P. Hennington             5,000         50,000
430 South Jackson Street
Brookhaven, MS 39601

Tillman Branch                   5,000         50,000
4306 Greenwood Avenue
Pascagoula, MS 39581

William P. Martin, Jr. &         5,000         50,000
William P. Martin, Sr.
76 Fairway Place
Hattiesburg, MS 39402

Dr. Steve Mills                  5,000         50,000
1012 Biglane Drive
Brookhaven, MS 39601

Byron Fleet Morris               5,000         50,000
Fleet Morris Petroleum
615 Briarwood Drive
Columbia, MS 39429

Jo Ann Maxwell/Ron Roger         5,000         50,000
Jo Ann Rogers
0023 Shore Drive
Brookhaven, MS 39601

James H. Sturges                10,000        100,000
544 Pawnee Way
Madison, MS  39110

Max E. Thornhill               110,000      1,100,000

Max E. Thornhill                62,500        625,000

Bonnie P. Thornhill             62,500        625,000


                                       3.

NAME AND ADDRESS OF            NUMBER OF      PURCHASE     WARRANTS     WARRANT
    PURCHASER                   SHARES         PRICE                     PRICE

Max E. Thornhill                50,000        500,000
504 South Jackson Street
Brookhaven, MS 39601

Dr. Thomas B. Whitehead          5,000         50,000
709 Sumrall Road
Columbia, MS  39420

Charles Irby                     2,500         25,000
(see Irby Construction)

Irby Construction               50,000        500,000
817 South State Street
Jackson, MS 39215-1819

Louis Mullen                    15,000        150,000

Louis M. Mullen                  5,000         50,000

Pat Mullen                       5,000         50,000
119 Fontainbleu
Mandeville, LA 70471

Richard Price                   50,000        500,000
1168 Old Sumrall Road
Columbia, MS  39429

Dr. Kim Sessums                  2,500         25,000
1012 Biglane Drive
Brookhaven, MS 39601

Mr. Alva Terry Staples          10,000        100,000
1750 Ivy Street
Denver, CO 80220

Ed H. Willford                   2,500         25,000
400 East Capital Street
Suite 101
Jackson, MS 39201

Robert L. Kemp, Jr.              5,000         50,000
(see Kemp Real Estate)

Kemp Real Estate Company         5,000         50,000
1445 Highway 98 East
Columbia, MS  39429


                                       4.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE
Ingram Management Trust          6,000         60,000
44 Tiburon Drive
Austin, TX 78738

Ms. Dott Cannon                  5,000         50,000
1001 President
Tupelo, MS 38801

Steve McBride                    5,000         50,000
327 North Jackson Street
Brookhaven, MS 39601

Robert Mims                     10,000        100,000
4321 N. Honeysuckle Lane
Jackson, MS 39211

Mr. & Mrs. Ronny Robinson        5,000         50,000
805 Flag Chapel Road
Jackson, MS 39209

Donald V. Conerly               10,000        100,000
9 Granad Bayou Circle
Hattiesburg, MS  39402

Mr. A. Percy Jerome              5,000         50,000
P.O. Box 164
Wesson, MS  39191
FEDEX:
Bobbie Jerome
c/o
147 South Railroad Avenue
Brookhaven, MS 39601

Mr. Dennis Allen                 7,500         75,000
4131 Madura Road
Gulf Breeze, FL  32561

Dr. Frank Leggett               20,000        200,000
109 General Robert Blunt Blvd.
Bassfield, MS 39421

William D. Sones                 5,000         50,000
147 South Railroad Avenue
Brookhaven, MS 39601


                                       5.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE
La Rue Saulters                  5,000         50,000
1141 Pecan Drive
Prentiss, MS  39474

Mr. Marion Van Cooley            5,000         50,000
P.O. Box 178
Brookhaven, MS  39601

David Singleton & CRT           50,000        500,000
412 S. Jackson Street
Brookhaven, MS 39601
Special Mailing Instructs:
Mrs. Gloria Britt,
Trust Officer
State Bank & Trust Co.
147 South Railroad Ave.
Brookhaven, MS 39601

James D. Keene                   2,500         25,000
904 S. Jackson St.
Brookhaven, MS 39601

Peter Mark                       5,000         50,000
5847 San Felipe, Ste. 2930
Houston, TX 77057

Ray Cecrle, et al.               2,500         25,000
c/o Stifel Nicolous, Inc.
9393 W. 110th St.
Suite 450
Overland Park, KS 66210

O'Sullivan Trusts               10,000        100,000
(see John Knapp Andover grp)

Schubert Investments             3,000         30,000
(see John Knapp Andover grp)

John Knapp                      10,000        100,000
David H. Knapp
Andover Group, Inc.
910 Travis, Suite 1905
Houston, TX 77002


                                       6.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE
Herman T. Wilson, Jr.           10,000        100,000
2001 Kirby Drive
Suite 712
Houston, TX 77024

Mike McCord                     10,000        100,000
McCord Investments
2001 Kirby Dr., Ste. 701
Houston, TX 77019

V. Jason Horrell                 2,000         20,000
Bell South Comm Syst.
1936 Blue Hills Dr. N.E.
Roanoke, VA 24012

Dr. Thomas P. Weirch             1,000         10,000
4315 Gregory St.
Oklahoma City, OK 73120

Frederick K. Shaftman           10,000        100,000
Bell South Comm Syst.
1936 Blue Hills Dr. N.E.
Roanoke, VA 24012

Mick Mithelavage                 2,500         25,000
4117 S.E. Paddock Drive
Lee's Summit, MO 64082

Jupiter Partners
(see Robert Ledoux)

Alan R. Brudos Pen. Plan
(see Robert Ledoux)

Robert Ledoux Pen. Plan         15,000        150,000
Bryan & Edwards
600 Montgomery Street
35th Floor
San Francisco, CA 94111

ProActive Partners               5,000         50,000

ProActive Partners              30,000        300,000

ProActive Partners              65,000        650,000

Dr. Joseph Burnett              10,000        100,000
Joe Burnett


                                       7.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE     WARRANTS     WARRANT
    PURCHASER                    SHARES        PRICE                     PRICE
Joe Burnett TTEE
(Profit Sharing Plan)
1121 Mimosa Drive
Oxford, MS 38855

William R. Walker                3,000         30,000
Counseling and Education Ctr.
400 So. Highland
Memphis, TN 38111

William T. Fields, et al.       50,000        500,000
1114 Belledeer Drive
Tupelo, MS 38801

Sadac Inc.                      15,000        150,000
c/o Leo C. Saenger Jr. Pres.

Union Planters National Bank     3,000         30,000
Custodian of Leo Saenger
family trust - #1400030005
6200 Poplar
Memphis, TN 38119-4713

Charles A. Saenger               2,500         25,000

Jill A. Saenger                  2,500         25,000

Leo Christopher Saenger, III     2,500         25,000
Revocable Living Trust
dated 6/14/95

Leo C. Sanger, Jr.              15,000        150,000
11605 Studt Avenue, #102
St. Louis, MO 63141
11605 Studt Avenue, #102
St. Louis MO 63141
Revocable Living Trust
dated 1/9/90 for benefit of
Leo Saenger

Dean Witter CDL REF 1721-9
(rcv'd 9/13/95)

Morgan Keegan & Co.
(rcv'd 9/21/95)


                                       8.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE    WARRANTS      WARRANT
     PURCHASER                   SHARES         PRICE                    PRICE
Lawrence Manica                   2,500         25,000
c/o Stifel Nicolaus, Inc.
9393 W. 110th St.
Suite 450
Overland Park, KS 66210

Rick Justice                      5,000         50,000
2667 S.W. Buena Vista
Buena Vista Drive
Portland, OR 97201

Richard Kreitler                 10,000        100,000
Goldman, Sachs & Co.
2600 Ridge Road
Charlottesville, VA 22901

Allan Zafran                     10,000        100,000
Goldman, Sachs & Co.
333 S. Grand Ave., 19th Fl.
Los Angeles, CA 90071

Ralph Barnes                      5,000         50,000
P.O. Box 54246
Jackson, MS 39288-4246

Dennis W.P. Hallahane             5,000         50,000
Compass Investment Mgt.
Osprey House
78 Wigmore Street
London, W1H 9DQ

John Edward Hayes, Jr.            5,000         50,000
818 Kansas Avenue
Room 1100
Topeka, KS 66612

Dan T. Keel, Jr. M.D.             5,000         50,000
301 Highway 51 North
Suite 3-A
Brookhaven, MS 39601

Dan T. Keel III                   5,000         50,000
Morgan Keegan & Co.
Credcent Center - Suite 921
6075 Poplar Avenue
Memphis, TN 38119


                                       9.

NAME AND ADDRESS OF             NUMBER OF     PURCHASE    WARRANTS      WARRANT
     PURCHASER                   SHARES         PRICE                    PRICE
Janet Smith                       2,500         25,000
5014-B Wayneland Dr.
Jackson, MS 39211

Hal P. Bailey, Jr.                5,000         50,000
149 Cherokee Drive
Memphis, TN 38111-2605

Clifton B. Phillips              10,000        100,000
43 W. Galloway
Memphis, TN 38111

Michael R. Thomas                 5,000         50,000
16 Highland Park
Tupelo, MS 38801

Mr. Michael D. Easterly           5,000         50,000
3060 Peach Tree Road, N.W.
Suite 1620
Atlanta, GA 30305

Dale G. McGee                    10,000        100,000
4632 Woodmount Place
Memphis, TN 38117

Braxter P. Irby, M.D.             2,500         25,000
Brookhaven Internal Med.
513-C Brookman Drive
Brookhaven, MS 39601-2399

C. Lanier Robison, III            5,000         50,000
8676 Classic Drive
Memphis, TN 38125

Daniel S. Bowling, III           10,000        100,000
P.O. Box 37619
Jacksonville, FL 32236-7619

Michael F. Lewis                  5,000         50,000
8029 Pebble Creek Lake Lane
Ponte Vedra Beach, FL 32082
=============================================================================


                                      10.

                                   EXHIBIT B

                                FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                                            Void after 5:00 p.m.
                                            Pacific Time
                                            October ____, 2000


                             PHOENIX NETWORK, INC.

             WARRANT TO PURCHASE ___________ SHARES OF COMMON STOCK

         THIS CERTIFIES THAT, for value received, ____________________ is entitled to subscribe for and purchase _______________ shares (as adjusted pursuant to Section 4 hereof, the "Shares") of the fully paid and nonassessable Common Stock (as hereinafter defined) of PHOENIX NETWORK, INC., a Delaware corporation (hereinafter called the "Company"), at a purchase price of three dollars ($3.00) per share (as adjusted pursuant to Section 4 hereof) (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth and set forth in the Preferred Stock and Warrant Purchase Agreement dated October __, 1995 by and among the Company and the Purchasers named therein (the "Purchase Agreement"). As used herein, the term "Common Stock" shall mean the Company's presently authorized class of common stock, par value $0.001 per share. The Company shall not create any class of common stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof.

         1.      CONDITIONS TO EXERCISE.

                 (a) EXERCISABILITY. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time after the date hereof until terminated pursuant to subsection (b) below.

                 (b) TERMINATION. This Warrant shall terminate at the earlier of (i) 5:00 p.m., Pacific Time, on October ____, 2000, or (ii) 5:00 p.m., Pacific Time, on the day preceding the closing of the Company's sale of all or substantially all of its assets to another entity that is not an Affiliate (as defined in Rule 402 promulgated under the Securities Act of 1933, as amended) or the acquisition of the Company by another entity that is not an Affiliate by means of a merger


                                       1.

or consolidation resulting in the holders of more than 50% of the outstanding Common Stock of the Company receiving securities or consideration issued, or caused to be issued, by the acquiring entity. The Company agrees to give the holder hereof thirty (30) days prior written notice of the anticipated date of termination of this Warrant pursuant to subsection (b)(ii) above.

         2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed notice of exercise in the form attached hereto as Annex 1) at the principal office of the Company (as set forth in Section 12 below) and by the payment to the Company, by check or wire transfer or cancellation of indebtedness, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares of stock so purchased shall be in the name of, and delivered to, the holder hereof, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within 10 days after exercise of the Warrant.

         3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                 (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant upon payment of the then applicable Warrant Price and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money, and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for


                                       2.

adjustments that shall be as nearly equivalent as may be practicable, as determined by the Board of Directors of the Company in their good faith discretion, to the adjustments (including adjustments in the Warrant Price) provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

                 (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                 (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subsection (a) or (b)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a), the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                 (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         5. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, postage prepaid) to the holder of this Warrant as set forth in
Section 12 hereof.

         6. FRACTIONAL SHARES. No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the fair market value of such Common Stock then in effect, as determined in the good faith judgment of the Board of Directors.


                                       3.

         7. COMPLIANCE WITH SECURITIES ACT; NON-TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES OF COMMON STOCK.

                 (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

                 (b) TRANSFERABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws; provided such compliance shall be evidenced prior to such transfer or assignment in a form reasonably acceptable to the Company.

                 (c) DISPOSITION OF SHARES OF COMMON STOCK. With respect to any offer, sale, or other disposition of any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale, or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or applicable state securities law then in effect) of such shares of Common Stock and indicating whether or not under the Act certificates for such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection
(c) that the opinion of counsel for the holder is not reasonably satisfactory to


                                       4.

the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, such shares of Common Stock may be offered, sold, or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         8. REGISTRATION RIGHTS. The holder of this Warrant and any Shares for which this Warrant is exercisable shall have the registration rights provided for in the Purchase Agreement.

         9. RIGHTS OF STOCKHOLDERS. Except as otherwise provided in the Certificate of Designations of the Series F Preferred Stock of the Company, no holder of the Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         10. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, or dilute or seek to dilute the effect of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of this Warrant.

         11.     NOTICES OF RECORD DATE, ETC.  In the event of:

                 (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any


                                       5.

dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (other than the issuance of Shares on the exercise of this Warrant and other than issuances that will not result in an adjustment in the Warrant Price) (a "Distribution");

                 (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer, lease or otherwise dispose of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (a "Reorganization"); or

                 (c) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company (a "Dissolution");

                          then and in each such event the Company will mail or
cause to be mailed to the holder of this Warrant a notice specifying (i) the date of any such Distribution stating the amount and character of such Distribution, or (ii) the date on which any Reorganization is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Reorganization, or (iii) the date of any such Dissolution and the assets and other property that will be distributed pursuant to such Dissolution and shall, in each case, set forth such facts relating thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be mailed at least 30 days prior to the date therein specified.

         12. ADDRESSES. Any notice required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the appropriate party as set forth below or at such other address as the Company or the holder hereof shall have furnished to the other party.

         If to the Company:                Phoenix Network, Inc.
                                           550 California Street, 11th Floor
                                           San Francisco, CA 94104
                                           Attn:  Chief Financial Officer

         With a copy to:                   David R. Lee, Esq.
                                           Cooley Godward Castro
                                           Huddleson & Tatum
                                           One Maritime Plaza, 20th Floor
                                           San Francisco, CA 94111


                                       6.

         If to the Holder:
                                           -------------------------------


                                           -------------------------------


                                           -------------------------------


         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         14. AMENDMENT. Certain rights of the holders of this Warrant are set forth in the Purchase Agreement and may be amended in accordance with the terms of the Purchase Agreement. The terms specifically set forth in this Warrant may not be amended except with consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) in interest of the outstanding Warrants.

Date of Grant: October ____, 1995


                                        PHOENIX NETWORK, INC.


                                        By:
                                            -----------------------------------
                                                  Wallace M. Hammond
                                                  Chief Executive Officer


                                       7.

                                    ANNEX 1


                               NOTICE OF EXERCISE


TO:       PHOENIX NETWORK, INC.

         1. The undersigned hereby elects to purchase ________ shares of Common Stock of PHOENIX NETWORK, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:


                                            -----------------------------------
                                            (Name)


                                            -----------------------------------



                                            -----------------------------------
                                            (Address)


                                            -----------------------------------
                                            (Signature)



---------------------------------------
(Date)

                                   EXHIBIT C

                  CERTIFICATE OF DESIGNATION OF PREFERENCES OF
                            SERIES F PREFERRED STOCK

                             PHOENIX NETWORK, INC.
                                 CERTIFICATE OF
                                DESIGNATIONS OF
                            SERIES F PREFERRED STOCK

                                   -----------

         The undersigned, WALLACE M. HAMMOND, the President of PHOENIX NETWORK,

INC., a Delaware corporation (the "Corporation"), the Restated Certificate of

Incorporation of which was filed in the office of the Secretary of State of the

State of Delaware on December 12, 1990, acting pursuant to Section 151 of the

General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that at a meeting of the Board of Directors of the Corporation duly convened and held on

September 29, 1995 the following resolution was adopted:

                 RESOLVED, that pursuant to Article IV of the Corporation's Restated Certificate of Incorporation relating to the shares of the Corporation, the Board of Directors hereby authorizes, fixes and creates a series of Preferred Stock, par value $.01 per share, having the following powers, preferences, designations, rights and other characteristics:

         A. One Million Two Hundred Thousand (1,200,000) of the authorized shares of Preferred Stock are hereby designated "Series F Preferred Stock."

         B. The rights, preferences, privileges, restrictions and other matters relating to the Series F Preferred Stock are as follows:

                 1. RANKING. The Series F Preferred Stock shall rank as to dividends and upon liquidation, dissolution or winding up of the Corporation (i) on a parity with the Corporations's Series A Preferred and Series B Preferred Stock and with any class or series of Preferred Stock which by its express terms provides that it ranks on a parity with the Series F Preferred Stock (collectively, the "Pari Passu Stock"), and (ii) prior to any class of common equity of the Corporation and any other class or series of capital stock which by its express terms provides that it ranks junior to the Series F Preferred Stock or which does not expressly provide for any ranking as to dividends, liquidation, dissolution or winding up (collectively, the "Junior Stock").


                                       1.

                 2.     DIVIDENDS.

                        (a) The holders of Series F Preferred Stock shall be entitled to receive cumulative dividends at the rate of nine percent (9%) per annum per share (as adjusted for any combinations, consolidations, stock distributions or dividends, stock splits, reverse stock splits or other similar transactions with respect to such shares) payable, when, as and if declared by the Board of Directors out of legally available funds therefor. Subject to
Section 2(b) below, such dividends shall be payable in cash annually on January 1st of each year (unless such day is not a business day, in which event on the next succeeding business day) (each a "Dividend Payment Date"), commencing on the next Dividend Payment Date succeeding the date of original issue of such shares of Series F Preferred Stock, to holders of record as they appear on the register of the Corporation for the Series F Preferred Stock on the 15th day immediately preceding such Dividend Payment Date. Dividends on shares of Series F Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and shall accumulate from the date of original issue of such shares. Any declaration of a dividend may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends that are not paid will continue to cumulate in the manner described above.

                 (b) Solely at the option of the Corporation, dividends may be paid, instead of in cash, on declaration of the Board of Directors, in shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), to the extent of legally available surplus of the Corporation, in respect of any or all Dividend Payment Dates. The aggregate par value of Common Stock issued in payment of any dividend shall be transferred from the legal surplus of the Corporation to its capital at the time of such payment. If a dividend is to be paid in Common Stock, the number of shares of Common Stock to be issued in payment of the dividend with respect to each outstanding share of Series F Preferred Stock shall be determined by dividing the amount of the dividend to be paid with respect to such share of Series F Preferred Stock by an amount equal to the Fair Market Value (as defined in Section 5(c) below) of the Common Stock on the date such dividend is declared by the Board of Directors. Any such shares distributed as a dividend shall first be registered on a registration statement with the Securities and Exchange Commission (the "SEC") and such registration statement shall have been declared effective by the SEC.

                 (c) No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of (i) the Junior Stock (any such dividend or distribution on such stock hereinafter referred to as a "Junior Stock Distribution"), or (ii) any Pari Passu Stock (any such dividends or distributions on such stock hereinafter referred to as a "Pari Passu Stock Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Series F Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment on or in respect of the Series F Preferred Stock, payable at the rate set forth herein and payable on a date no later than the payment date set forth for such Junior Stock Distribution or Pari Passu Stock Distribution, as the case may be.


                                       2.

                 (d) In no event may the Corporation (i) make a Junior Stock Distribution or a Pari Passu Stock Distribution while there are dividends in arrears on the Series F Preferred Stock or (ii) redeem, purchase or otherwise acquire for value any Junior Stock or Pari Passu Stock unless, prior to or contemporaneously with such redemption, purchase or acquisition the Series F Preferred Stock is redeemed in full (in the case of redemption, purchase or acquisition of Junior Stock) or on a pro rata basis based on liquidation preference (in the case of redemption, purchase or acquisition of Pari Passu Stock).

                 3.       LIQUIDATION PREFERENCE.

                          (a)     In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Stock, the amount of Ten Dollars ($10.00) per share in cash (as adjusted for any stock subdivisions, combinations or consolidations or any stock distributions or dividends with respect to such shares) plus an amount in cash equal to all accrued but unpaid dividends (the "Liquidation Preference") on each share of Series F Preferred Stock then held by them and no more. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock and the Pari Passu Stock shall be insufficient to permit the payment to such holders of their Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series F Preferred Stock and the Pari Passu Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                          (b)     After payment to the holders of the Series F
Preferred Stock of the Liquidation Preference, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Junior Stock in accordance with the corporation's Certificate of Incorporation or any other Certificate of Designation with respect to the Preferred Stock.

                          (c)     For the purposes of this Section 3, neither
the merger or the consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the voluntary sale, conveyance, exchange, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                 4.       VOTING RIGHTS.

                          (a)     Except as otherwise expressly provided herein
or as required by law, the Series F Preferred Stock shall vote together with the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Common Stock as a single class. The holder of each share of Series F Preferred Stock shall be entitled to that

                                       3.

number of votes equal to the number of shares of Common Stock into which such share could then be converted pursuant hereto and shall be entitled to notice of all stockholders' meetings in accordance with the Bylaws of the Corporation.


                          (b)     So long as at least Two Hundred Thousand
(200,000) shares of Series F Preferred Stock remain outstanding, the holders of the Series F Preferred Stock then outstanding shall be entitled, voting together as a class, to elect two (2) directors of the Corporation at each election of directors. If there shall cease to be at least One Hundred Fifty Thousand (150,000) shares of Series F Preferred Stock outstanding but there shall remain at least Seventy Five Thousand (75,000) shares of such stock outstanding, the holders of the Series F Preferred Stock then shall be entitled voting as a class to elect one (1) director. Any vacancy occurring because of the death, resignation or removal of a director elected by the holders of Series F Preferred Stock shall be filled by the vote or written consent of the holders of a majority of the shares of Series F Preferred Stock.

                 5. CONVERSION. The holders of the Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (a)     RIGHT TO CONVERT.  Each share of Series F
Preferred Stock shall be convertible, at the option of the holder thereof, or, with respect to all of the Series F Preferred Stock, upon the vote or written consent of the holders of at least sixty-six and two thirds percent (66 2/3%) in interest of the Series F Preferred Stock, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing ten dollars ($10.00) (the "Original Issue Price") plus all accrued and unpaid dividends, on each share of Series F Preferred Stock by the then applicable Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be two dollars and fifty cents ($2.50) per share of Common Stock. Such initial Conversion Price shall be adjusted as hereinafter provided.

                          (b)     MECHANICS OF CONVERSION.  Before any holder
of Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series F Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


                                       4.

                          (c)     ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING
ISSUES.

                                 (i)       SPECIAL DEFINITIONS.  For purposes of
this Section 5(c), the following definitions shall apply:

                                           (1)     "OPTIONS" shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                           (2)     "ORIGINAL ISSUE DATE" shall
mean the date on which a share of Series F Preferred Stock was first issued.

                                           (3)     "CONVERTIBLE SECURITIES"
shall mean any evidences of indebtedness, shares (other than Common Stock and Series F Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                           (4)     "ADDITIONAL SHARES OF COMMON
STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                                     (A)      upon conversion of
shares of Series F Preferred Stock;

                                                     (B)      to officers,
directors or employees of the Corporation, under a stock option plan approved by the Board of Directors, to the extent such issuances do not exceed 15% of the fully diluted Common Stock outstanding on the date of the original issue of Series F Preferred Stock;

                                                     (C)      as a dividend or
distribution on the Preferred Stock authorized and outstanding on the date hereof in accordance with the terms of any applicable Certificate of Designations; or

                                                     (D)      for which
adjustment of the Conversion Price is made pursuant to Section 5(c)(vi).

                                            (5)     "FAIR MARKET VALUE" shall
mean the average closing price of the Company's Common Stock as listed on the American Stock Exchange over the twenty (20) business days immediately preceding the determination of Fair Market Value or in the event such Common Stock is not listed on the American Stock Exchange then on any other recognized exchange using the same twenty (20) day trading period or if not listed on any exchange, then Fair Market Value shall be determined in good faith by the Board of Directors of the Corporation.

                                 (ii)         NO ADJUSTMENT OF CONVERSION PRICE.
No adjustment in the Conversion Price of a particular share of Series F Preferred Stock shall be made in respect


                                       5.

of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Fair Market Value in effect on the date of such issuance.

                                 (iii)         DEEMED ISSUE OF ADDITIONAL SHARES
OF COMMON STOCK. Subject to paragraph 5(c)(i)(4)(B) herein, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Fair Market Value on the date of issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                            (1)     no further adjustments in
the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (2)     if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series F Preferred Stock);

                                            (3)     upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                    (A)      in the case of
Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion


                                       6.

or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                                    (B)     in the case of
Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                            (4)     no readjustment pursuant to
clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                            (5)     in the case of any Options
that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series F Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                                            (6)     if any such record date
shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series F Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                               (iv)         ADJUSTMENT OF CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii)) without consideration or for a consideration per share less than the Fair Market Value in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be adjusted, concurrently with such issue, to the price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Fair Market Value, and


                                       7.

(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of common stock so issued.

                               (v)         DETERMINATION OF CONSIDERATION.  For
purposes of this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                           (1)     CASH AND PROPERTY.  Such
consideration shall:

                                                   (A)      insofar as it
consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                   (B)      insofar as it
consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                   (C)      in the event
Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                           (2)     OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                                   (A)      the total amount, if
any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                                   (B)      the maximum number
of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                               (vi)         ADJUSTMENTS FOR COMBINATIONS OR
SUBDIVISIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Junior Stock in Common Stock or


                                       8.

in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                          (d)     REDEMPTION.

                                  (i)         RIGHT TO REDEEM AND VOLUNTARY
CONVERSION. Any or all of the outstanding shares of Series F Preferred Stock shall be redeemable by the Corporation in the event that the market price of the Corporation's outstanding Common Stock (as quoted on any national or regional securities exchange or automated quotation system on which or through which the Corporation's Common Stock is traded) has equaled or exceed for a period of at least twenty (20) consecutive trading days 200% of the Conversion Price in effect during such period. In the event that any holder of Series F Preferred Stock has not responded to the Corporation's notice of redemption within ten
(10) days, then such Series F Preferred shall be deemed to be a voluntary conversion of such Series F Preferred Stock into Common Stock by the holder pursuant to Section 5(a) above.

                                  (ii)         MECHANICS OF REDEMPTION.  Before
the Corporation shall be entitled to redeem any of the shares of Series F Preferred Stock, it shall give written notice to each holder thereof whose shares of Series F Preferred Stock are to be redeemed indicating the number of shares of Series F Preferred Stock to be redeemed. Each holder thereof shall, as soon as practicable thereafter, surrender its certificates for such shares, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, at which time the Corporation shall pay to such holder the Redemption Price (defined below) for each such share to be redeemed. The Redemption Price shall be payable in cash or by check, which need not be certified. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of tender of the Redemption Price for the shares of Series F Preferred Stock to be redeemed.

                                  (iii)         REDEMPTION PRICE DEFINED.  The
"Redemption Price" shall mean the Original Issue Price plus all accrued but unpaid dividends on each share of Series F Preferred Stock to be redeemed.

                          (e)     OTHER DISTRIBUTIONS. In the event the
Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of it subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series F Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.


                                       9.

                          (f)     NO IMPAIRMENT.  The Corporation will not, by
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series F Preferred Stock against impairment.

                          (g)     CERTIFICATES AS TO ADJUSTMENTS.  Upon the
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series F Preferred Stock.

                          (h)     NOTICES OF RECORD DATE.  In the event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series F Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                          (i)     ISSUE TAXES.  The Corporation shall pay any
and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series F Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                          (j)     RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be

                                      10.

necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.

                          (k)     FRACTIONAL SHARES.  No fractional share shall
be issued upon the conversion of any share or shares of Series F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                          (l)     NOTICES.  Any notice required by the
provisions of this Section 4 to be given to the holders of shares of Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                          (m)     ADJUSTMENTS.  In case of any reorganization
or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series F Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series F Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series F Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series F Preferred Stock.

                 6. RESTRICTIONS AND LIMITATIONS. So long as at least Two Hundred Thousand (200,000) shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of not less than sixty-six and two thirds percent (66 2/3%) in interest of the then outstanding shares of Series F Preferred Stock voting together as a single class, amend, repeal or waive any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would materially and adversely alter the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.


                                      11.

                 7. AMENDMENT. Any term relating to the Series F Preferred Stock may be amended only with the vote or written consent of holders of not less than sixty-six and two thirds percent (66 2/3%) in interest of all Series F Preferred Stock then outstanding. Any such amendment shall be binding upon the Corporation and any holder of Series F Preferred Stock.

         IN WITNESS WHEREOF, I have executed this Certificate this ____ day of October, 1995.


                                             ----------------------------------
                                             WALLACE M. HAMMOND
                                             President


ATTEST:


---------------------------------------
DAVID R. LEE
Assistant Secretary


                                      12.

                                SCHEDULE 3.8(d)

                                   LITIGATION


         On January 11, 1995, a company named Chester House Industries apparently filed a complaint in the Supreme Court, State of New York, Chester County, against the Company and NYNEX alleging breach of contract and seeking $45,000 in damages. The Company received a Summons with notice from the court in February which did not contain or explain the nature of the complaint. The Company is unaware of who Chester House Industries is or the nature of the complaint. Their lawyer listed in the complaint was not communicative during telephone conversations with the Company. The Company has retained an attorney in New York who tried to obtain a copy of the complaint and recently filed a Notice of Motion to Dismiss the case based upon the plaintiff not serving the complaint within twenty days after demand.

         In late April of this year the Company received a compliant filed in the U.S. District Court, Southern District of New York by Sunrise Financial Group, Inc. ("Sunrise") against Thomas Bell and the Company. They allege that Mr. Bell entered into an agreement with Sunrise to issue an option to purchase 125,000 shares of his personal Phoenix Network stock at $1.50 per share. Sunrise alleges that they exercised that option and Mr. Bell refused to honor the request. Their election to exercise would have resulted in a 98,214 net share stock payment to Sunrise which was trading at $7.00 per share at the time, they claim. Phoenix is included in the suit as a result of its failure to register the shares. The Company has provided a copy of the complaint to its counsel but has not taken any other action.

On September 21, 1995, Laurence Paradise, the Company's former Regional Vice President of Sales, filed a complaint against the Company alleging claims for breach of an implied employment contract to terminate only for good cause, and failure to pay commissions. This action arises out of the Company's termination of Mr. Paradise's employment on December 31, 1993, and the alleged failure of the Company to pay override commissions during Mr. Paradise's employment. The complaint seeks damages in an unspecified amount in excess of the jurisdictional minimum of $25,000. The Company's response to the complaint is due on October 31, 1995. The Company believes the action is without merit and intends to vigorously defend against it.